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                                  EXHIBIT 99.1


     WIND RIVER COMPLETES ACQUISITION OF EMBEDDED SUPPORT TOOLS CORPORATION

         ALAMEDA, Calif., April 3, 2000 -- Wind River Systems, Inc. (Nasdaq:WIND), a leader in embedded development software and services for the Internet era, announced today that it has completed its acquisition of Embedded Support Tools Corporation (EST). EST is a worldwide provider of integrated hardware and software tools for programming, testing and debugging embedded systems.

         Wind River issued an aggregate of 5,474,792 shares of its common stock and reserved an additional 1,122,855 shares for issuance upon exercise of outstanding employee stock options in exchange for all outstanding shares of EST common stock, including shares issuable upon exercise of employee stock options. The acquisition will be accounted for as a purchase. Based on Wind River's average share price at the time the merger was announced, the transaction is valued at approximately $327 million. The transaction is expected to be accretive to earnings in the first full year of operations.

         "We expect the EST family of employees and technology to be a great fit with the new Wind River," commented Tom St. Dennis, CEO of Wind River. "Our customers increasingly need solutions that enable them to develop smart, connected devices and get them to market quickly. By helping developers accelerate porting, integrating and testing embedded systems with custom hardware, EST's products and expertise provide a valuable competitive edge to our customers."

         "Everyone here at EST is delighted to be joining Wind River at such an exciting time," said Peter Dawson, president of EST. "With product complexity growing almost daily, developers creating innovative, advanced applications must increasingly focus on their core competencies to sustain competitive advantage. Wind River is uniquely positioned to deliver solutions that enable companies to build next-generation devices. We are very excited to be bringing our people and technologies together to expand the depth and breadth of products at Wind River and are confident that we will be an essential part of Wind River's growth and success."

         Dawson will assume the position of vice president and general manager of a new Wind River business unit focused on creating complete solutions targeted at hardware / software integration. He and the other 150 EST employees will operate out of EST's Canton, Massachusetts office.

ABOUT WIND RIVER

Wind River, www.windriver.com, is a worldwide leader in embedded software. Wind River provides software development tools, real-time operating systems, and advanced connectivity for use in products throughout the Internet, telecommunications and data communications, digital imaging, networking, medical, computer peripherals, automotive, industrial control and aerospace/defense markets. Wind River is how smart things think. Founded in 1983, Wind River is headquartered in Alameda, California, with operations in fifteen countries worldwide.

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         THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE
RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS OR OUTCOMES TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THE RISKS INHERENT IN ACQUESTTIONS OF TECHNOLOGIES AND BUSINESSES, INCLUDING THE INTEGRATION OF SEPARATE WORKFORCES, THE TIMING AND SUCCESSFUL COMPLETION OF TECHNOLOGY AND PRODUCT DEVELOPMENT THROUGH PRODUCTION READINESS, INTEGRATION OF SUCH TECHNOLOGIES AND BUSINESSES INTO WIND RIVER SYSTEMS, UNANTICIPATED EXPENDITURES, CHANGING RELATIONSHIPS WITH CUSTOMERS, SUPPLIERS AND STRATEGIC PARTNERS AND OTHER FACTORS DESCRIBED IN THE COMPANY'S MOST RECENT FORM 10-K AND OTHER PERIODIC FILING WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONTACT:          Pamela Sufi                      De Anna Mekwunye
                  Public Relations                 Investor Relations
                  Wind River                       Wind River
                  510-749-2340                     510-749-2577
                  PAMELA.SUFI@WINDRIVER.COM        deanna.mekwunye@windriver.com

         Wind River Systems and the Wind River Systems logo registered trademarks of Wind River Systems, Inc. Tornado is a trademark of Wind River Systems, Inc. Other names are registered trademarks or trademarks of the respective companies or organizations.


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